Exhibit 99.1

FOR IMMEDIATE RELEASE

CLEVELAND BIOLABS REPORTS THIRD QUARTER 2017 FINANCIAL RESULTS AND DEVELOPMENT PROGRESS

Buffalo, NY - November 14, 2017 - Cleveland BioLabs, Inc. (NASDAQ:CBLI) today reported financial results and development progress for the third quarter ended September 30, 2017.

Cleveland BioLabs reported a net loss of $(1.3) million, excluding minority interests, for the third quarter of 2017, or $(0.11) per share, compared to net income, excluding minority interests, of $1.1 million, or $0.10 per share, for the same period in 2016. The increase in net loss was primarily due to an increase in the downward non-cash adjustment to our warrant liabilities and decreased revenues and expenses due to the completion of our development contracts with the Russian Federation Ministry of Industry and Trade (“MPT”), which was partially offset by reduced operating costs aligned with our streamlined focus primarily on pursuing a pre- Emergency Use Authorization (“pre-EUA”) with the U.S. Food and Drug Administration (“FDA”) and a Marketing Authorization Application (“MAA”) with the European Medicines Agency (“EMA”) for entolimod as a medical radiation countermeasure (“MRC”).

As of September 30, 2017, the Company had $10.1 million in cash, cash equivalents and short-term investments, which, based on the Company’s current operational plan, is expected to fund operations for at least one year beyond the filing date of our Form 10-Q.

Yakov Kogan, Ph.D., MBA, Chief Executive Officer, stated, “The pursuit of approval by the FDA and EMA and commercialization for entolimod as a medical radiation countermeasure are continuing to be the company’s most important priorities and goals. Per FDA’s request during the past quarter, we collated and submitted manufacturing information (Module 3) to the agency. We also initiated the in vivo biocomparability study in non-human primates that had been previously requested by the agency as part of its review of our pre-EUA application; this study is ongoing. Following completion of this study and discussion of the study results with the FDA, we expect the agency to resume review of our pre-EUA dossier.”

“We are also pleased to announce submission in the European Union of a MAA for use of entolimod as a MRC. Our application was recently validated by the EMA and will now undergo agency review. Filing of the MAA represents a significant milestone for the company and another major step toward making entolimod available worldwide as a life-saving treatment of acute radiation syndrome (“ARS”),” continued Dr. Kogan. “I am proud of the dedicated team at CBLI that prepared the MAA and shares the company’s commitment to developing an effective and practical ARS therapy for mass-casualty radiation and nuclear disaster scenarios.”

Further Financial Results

Revenue for the third quarter of 2017 decreased to $0.3 million compared to $1.1 million for the third quarter of 2016. The net decrease was primarily attributable to reduced revenue from our development contracts with MPT which completed in 2016 and reduced revenue due to completion of manufacturing activities from our Joint Warfighter Medical Research Program (“JWMRP”) contract from the Department of Defense (“DoD”) for the continued development of the entolimod as a medical radiation countermeasure.

Research and development costs for the third quarter of 2017 decreased to $0.9 million compared to $1.1 million for the third quarter of 2016. The reduction in research and development costs is due to completion of a clinical study of the safety and tolerability of entolimod as a neo-adjuvant therapy in treatment-naïve patients with primary colorectal cancer and completion of associated preparatory research studies, offset by an increase in entolimod for biodefense applications for continued preclinical development along with drug manufacturing activities associated with our JWMRP contract and expenses associated with our regulatory activities in support of filing a MAA with EMA.

General and administrative costs for the third quarter of 2017 decreased to $0.6 million compared to $0.8 million for the third quarter of 2016. This decrease was primarily attributable to reductions in personnel and other operating costs in connection with cost savings efforts to streamline operations.

About Cleveland BioLabs
Cleveland BioLabs, Inc. is an innovative biopharmaceutical company developing novel approaches to activate the immune system and address serious medical needs. The company’s proprietary platform of Toll-like immune receptor activators has applications in radiation mitigation, immuno-oncology, and vaccines. The company’s most advanced product candidate is entolimod, which is being developed as a medical radiation countermeasure for the prevention of death from acute radiation syndrome, an immunotherapy for oncology and other indications. The company conducts business in the United States and in the Russian Federation through a wholly-owned subsidiary, BioLab 612, LLC, and a joint venture with Joint Stock Company RUSNANO, Panacela Labs, Inc. The company maintains strategic relationships with the Cleveland Clinic and Roswell Park Cancer Institute. To learn more about Cleveland BioLabs, Inc., please visit the company's website at http://www.cbiolabs.com.

This press release contains certain forward-looking information about Cleveland BioLabs that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts. Words and phrases such as “potential,” “may,” “future,” “will,” “plan,” “anticipate,” “believe,” “intend,” “estimate,” “expect” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the company's future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, research and clinical analyses and trials, regulatory approvals or the impact of any laws or regulations applicable to the company, and plans and objectives of management for future operations. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.
Factors that could contribute to such differences include, among others, the risks inherent in the early stages of drug development and in conducting clinical trials; the company's plans and expectations with respect to future clinical trials and commercial scale-up activities; the company's ability to attract collaborators with development, regulatory and commercialization expertise and the financial risks related to those relationships; the company's ability to comply with its obligations under license agreements; the company's inability to obtain regulatory approval in a timely manner or at all; the commercialization of the company's product candidates, if approved; the company's plans to research, develop and commercialize its product candidates; future agreements with third parties in connection with the commercialization of any approved product; the size and growth potential of the markets for the company's product candidates, and its ability to serve those markets; the rate and degree of market acceptance of the company's product candidates; the company's history of operating losses and the potential for future losses, which may lead the company to not be able to continue as a going concern; regulatory developments in the United States and foreign countries; the performance of the company's third-party suppliers and manufacturers; and the success of competing therapies that are or may become available. Some of these factors could cause future results to materially differ from the recent results or those projected in forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update any forward-looking statement to reflect events or circumstances occurring or arising after the date on which such statement is made, except as may be required by law. See also the “Risk Factors” and “Forward-Looking Statements” described in the company's periodic filings with the Securities and Exchange Commission.
Contact:
Yakov Kogan, Chief Executive Officer
Cleveland BioLabs, Inc.
T: (716) 849-6810 ext. 329
E: investor.relations@cbiolabs.com

CLEVELAND BIOLABS, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENDSED BALANCE SHEETS
(UNAUDITED)

	September 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,590,856	$6,901,816
Short-term investments	5,466,185	8,343,657
Accounts receivable	444,244	352,700
Other current assets	321,109	289,768
Total current assets	10,822,394	15,887,941
Equipment, net	18,460	37,376
Other long-term assets	30,665	30,553
Total assets	$10,871,519	$15,955,870
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$380,914	$336,435
Accrued expenses	864,223	1,823,235
Accrued warrant liability	1,027,303	949,419
Total current liabilities	2,272,440	3,109,089
Commitments and contingencies	—	—
Total liabilities	2,272,440	3,109,089
Stockholders’ equity:
Total Cleveland BioLabs, Inc. stockholders’ equity	3,363,643	7,523,970
Noncontrolling interest in stockholders’ equity	5,235,436	5,322,811
Total stockholders’ equity	8,599,079	12,846,781
Total liabilities and stockholders’ equity	$10,871,519	$15,955,870
See Notes to Consolidated Financial Statements

CLEVELAND BIOLABS, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Grants and contracts	$296,881	$1,141,212	$1,078,011	$2,528,737
Operating expenses:
Research and development	919,067	1,104,742	3,524,445	4,338,149
General and administrative	575,136	750,603	1,940,848	2,711,276
Total operating expenses	1,494,203	1,855,345	5,465,293	7,049,425
Loss from operations	(1,197,322)	(714,133)	(4,387,282)	(4,520,688)
Other income (expense):
Interest and other income	67,738	42,400	167,461	272,691
Foreign exchange gain (loss)	(447)	10,744	(12,732)	90,932
Change in value of warrant liability	(166,287)	1,834,505	(4,411,994)	2,700,055
Total other income (expense)	(98,996)	1,854,723	(4,257,265)	3,104,195
Net loss	(1,296,318)	1,140,590	(8,644,547)	(1,416,493)
Net loss (income) attributable to noncontrolling interests	$35,454	$(2,136)	107,201	(10,857)
Net loss attributable to Cleveland BioLabs, Inc.	$(1,260,864)	$1,138,454	$(8,537,346)	$(1,427,350)
Net loss attributable to common stockholders per share of common stock, basic and diluted	$(0.11)	$0.1	$(0.76)	$(0.13)
Weighted average number of shares used in calculating net loss per share, basic and diluted	11,279,834	10,987,166	11,162,981	10,987,166
See Notes to Consolidated Financial Statements

CLEVELAND BIOLABS, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months Ended September 30,
	2017	2016
Net cash used in operating activities	$(5,331,563)	$(5,305,605)
Net cash provided by investing activities	2,967,713	2,944,754
Net cash provided by financing activities	—	539,998
Effect of exchange rate change on cash and equivalents	52,890	(45,599)
Increase (decrease) in cash and cash equivalents	(2,310,960)	(1,866,452)
Cash and cash equivalents at beginning of period	6,901,816	5,918,424
Cash and cash equivalents at end of period	$4,590,856	$4,051,972